EXHIBIT 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being an officer or director or both of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), hereby does constitute and appoint GLENN R. RICHTER, LARRY R. RAYMOND, ANDREA L. ZOPP and MICHAEL J. GRAHAM, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, deliver and file (i) the Company's Registration Statement on Form S-3 for the Guarantee of debt securities in the aggregate principal amount of $6,270,049,000 in connection with Sears Roebuck Acceptance Corp.'s Registration Statement No. 333-92082 on Form S-3, effective October 1, 2002, originally in the aggregate principal amount of $9,500,000,000, in substantially the form presented to the Company's Board of Directors, with such changes therein as the Company's General Counsel shall approve; (ii) any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any amendments or supplements to any such registration statement; (iii) any application for registration or qualification (or exemption therefrom) of such securities under the blue sky or other federal or state securities laws and regulations; and (iv) any other document or instrument deemed necessary or appropriate by any of them in connection with such registration or qualification (or exemption therefrom); and for the purpose of causing any such registration statement or any subsequent amendment or supplement to such registration statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 10th day of March, 2004.
Signature	Title

/s/ Alan J. Lacy Alan J. Lacy	Chairman of the Board of Directors, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Glenn R. Richter Glenn R. Richter	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael J. Graham Michael J. Graham	Vice President and Controller (Principal Accounting Officer)

/s/ Hall Adams, Jr. Hall Adams, Jr.	Director

/s/ Brenda C. Barnes Brenda C. Barnes	Director

/s/ William L. Bax William L. Bax	Director

/s/ James R. Cantalupo James R. Cantalupo	Director

/s/ Donald J. Carty Donald J. Carty	Director

/s/ W. James Farrell W. James Farrell	Director

/s/ Michael A. Miles Michael A. Miles	Director

/s/ Hugh B. Price Hugh B. Price	Director

/s/ Dorothy A. Terrell Dorothy A. Terrell	Director

/s/ Raul Yzaguirre Raul Yzaguirre	Director